Exhibit 10.7

The United States of America

CERTIFICATE OF REGISTRATION
PRINCIPAL REGISTER

The Mark shown in this certificate has been registered in the United States Patent and Trademark Office to the named registrant.

The records of the United States Patent and Trademark. Office show that an application for registration of the Mark shown in this Certificate was filed in the Office; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Director of the United States Patent and Trademark Office; and that the Applicant is entitled to registration of the Mark under the Trademark Act of 1946, as Amended.

A copy of the Mark and pertinent data from the application are part of this certificate

To avoid CANCELLATION of the registration, the owner of the registration mast submit a declaration of continued use or excusable non-age between the fifth and sixth years after the registration date. (See next page for more information.) Assuming such a declaration is properly filed, the registration wilt remain in force for ten (10) years, unless terminated by an order of the Commissioner for Trademarks or a federal court. (See next page for information on maintenance requirements for successive ten-year periods.)

/s/ Jon W. Dudas

Director of the United States Patent and Trademark Office

Int. Cl.: 9

Prior U.S. Cls.: 21, 23, 26, 36 and 38
Reg. No. 3,001,415
United States Patent and Trademark Office	Registered Sep. 27, 2005

TRADEMARK
PRINCIPAL REGISTER

The Future of
Fluorescent
Lighting

AXIS TECHNOLOGIES, INC. (DELAWARE COR-	THE MARK CONSISTS OF STANDARD CHAR-
PORATION)	ACTERS WITHOUT CLAIM TO ANY PARTICULAR
2055 FOLSOM ST	FONT, STYLE, SIZE, OR COLOR
LINCOLN, NE 68522

FOR: ELECTRICAL LIGHT DIMMING BAL-	SER. NO. 78-437,293. FILED 6-17-2004.
LASTS, IN CLASS 9 (U.S. CLS. 21, 23, 26, 36 AND 38).

FIRST USE 2-1-3003: IN COMMERCE 4-1-2003.	JEFFREY COWARD, EXAMINING ATTORNEY